Exhibit 23.2


              CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Rentrak Corporation (the Company) of our report dated May 20, 1998, included in the Company's Annual Report on Form 10-K for the year ended March 31, 1998.

                               /s/ Arthur Andersen LLP

Portland, Oregon,
  August 24, 1998